Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the Common Stock, $0.001 par value per share, of SenesTech, Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.
March 24, 2021

LIND GLOBAL MACRO FUND, LP

By:	Lind Global Partners LLC
its General Partner

By:	/s/ Jeff Easton
Name:	Jeff Easton
Title:	Managing Member

LIND GLOBAL PARTNERS LLC

By:	/s/ Jeff Easton
Name:	Jeff Easton
Title:	Managing Member

JEFF EASTON

By:	/s/ Jeff Easton
Name:	Jeff Easton